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(a) EXHIBIT 11. STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                 Nine Months Ended
                                                                September  30, 1997
                                                                -------------------
                                                                   (In Thousands
                                                               Except Per Share Data)
 1. Net Income                                                        $ 47,533
                                                                      ========
 2. Weighted average common
      shares outstanding                                                21,075
 3. ESOP shares not committed to be released                            (1,861)
 4. RRP shares purchased but unallocated                                   (26)
 5. Common stock equivalents due to dilutive
      effect of stock options                                            1,904
                                                                      --------
 6. Total weighted average common shares
      and equivalents outstanding                                       21,092
                                                                      ========
 7. Primary earnings per share:                                       $   2.25
                                                                      ========
 8. Total weighted average common shares and
      equivalents outstanding                                           21,092
 9. Additional dilutive common stock equivalents due to
      effect of stock options                                              119
                                                                      --------
10. Total outstanding shares for fully diluted earnings
      per share computation                                             21,211
                                                                      ========
11. Fully diluted earnings per share:                                 $   2.24
                                                                      ========


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